Exhibit 99.1

PRESS RELEASE	FSP Galleria North Corp.
401 Edgewater Place • Suite 200 • Wakefield, Massachusetts 01880-6210 • (781) 557-1300
Contact: Christine Villar: 781-557-1377

FOR IMMEDIATE RELEASE

FSP GALLERIA NORTH CORP. ACHIEVES THE FIRST LEED® GOLD CERTIFICATION
 FOR EXISTING BUILDINGS: OPERATIONS & MAINTENANCE
IN DALLAS, TEXAS

WAKEFIELD, MA – December 10, 2009 – FSP Galleria North Corp. (the “Company”), a Delaware corporation formed to purchase, own and operate a 16-story Class “A” office tower containing approximately 379,518 rentable square feet of space located on approximately 4.8 acres of land in Dallas, Texas (the “Property”), announced today that the Property has received LEED Gold Certification by the U.S. Green Building Council (“USGBC”) in the Leadership in Energy and Environmental Design for Existing Buildings: Operations & Maintenance (“LEED-EB: O&M”).  The Property, known as Galleria North Tower I, is located at 13737 Noel Road, Dallas, Texas, and is the first commercial building in Dallas to be awarded the highly-esteemed gold certification for LEED-EB: O&M.

To attain LEED-EB: O&M certification, a building must address five broad categories: sustainable site maintenance, water efficiency, energy and atmosphere, materials and resources and indoor environmental quality.  With respect to the Property, the Company improved plumbing fixtures, providing a water efficiency of more than 30% above the LEED-EB: O&M baseline case.  The Property also saves water by employing low water use-type plants on its grounds.  Per the Energy Star Portfolio Manager program, the Property now boasts a score of 93, meaning it is more energy efficient than 93% of comparable office buildings nationwide.  In addition, the Property is offsetting approximately 50% of its total energy use through the purchase of Green-e accredited renewable energy certificates from wind and biomass energy sources.  During the Property’s performance period, 100% of disposed durable goods were recycled and 100% of all waste from facility alterations was either recycled or reused on-site.

George J. Carter, President of the Company stated, “We are very pleased to have achieved this important certification, working closely with FSP Property Management, Hines and Kirksey Architecture to satisfy the rigorous demands of LEED. Galleria North Tower I is widely considered one of the premiere office buildings in North Dallas, and now, being the first such property in Dallas to obtain gold under LEED-EB: O&M adds to its appeal.”

According to Rick Fedrizzi, President, CEO & Founding Chair of USGBC, “Buildings are a prime example of how human systems integrate with natural systems.  Galleria North Tower I efficiently uses our natural resources and makes an immediate, positive impact on our planet, which will tremendously benefit future generations to come.”

FSP Property Management LLC led the effort to obtain Gold level certification under the LEED-EB: O&M rating system on behalf of the Company.  FSP Property Management LLC, a subsidiary of Franklin Street Properties Corp., provides asset management, property management and property accounting services.  In addition to the Company and FSP Property Management LLC, other parties contributed to making this the first project in Dallas, Texas to be awarded Gold level certification under the LEED-EB: O&M rating system, including the Property’s original developer and current local property manager, Hines, and LEED consultant, Kirksey Architecture.

About FSP Galleria North Corp.

FSP Galleria North Corp. was organized in 2004 as a Delaware corporation to purchase, own and operate the Property.  The Company acquired the Property through a limited partnership, FSP Galleria North Limited Partnership.  All of the equity interests in FSP Galleria North Limited Partnership are owned, directly and indirectly, by the Company.  Franklin Street Properties Corp. holds the sole share of the Company’s common stock.  Between December 2004 and August 2005, FSP Investments LLC, a wholly-owned subsidiary of Franklin Street Properties Corp., completed the sale on a best efforts basis of 860 shares of preferred stock in the Company.  FSP Investments LLC sold the preferred stock in a private placement offering to “accredited investors” within the meaning of Regulation D under the Securities Act of 1933.  The Company operates in a manner intended to qualify as a real estate investment trust, or REIT, for federal income tax purposes.  The Company is a public reporting company and all of its filings with the United States Securities and Exchange Commission are available at www.sec.gov.

About Franklin Street Properties Corp. and FSP Property Management LLC

Franklin Street Properties Corp. (“Franklin Street”) (NYSE Amex: FSP), based in Wakefield, Massachusetts, is focused on achieving current income and long-term growth through investments in commercial properties.  Franklin Street operates in two business segments: real estate operations and investment banking/investment services.  The majority of Franklin Street’s property portfolio is suburban office buildings, with select investments in certain central business district properties.  FSP Investments LLC (member, FINRA and SIPC), a subsidiary of Franklin Street, is a real estate investment banking firm and a registered broker/dealer.  FSP Investments LLC generates brokerage commissions, loan origination fees, development services and other fees related to the organization of single-purpose entities that own real estate and the private placement of equity in those entities (“Sponsored REITs”).  The Company is a Sponsored REIT.  FSP Property Management LLC, a subsidiary of Franklin Street, provides asset management and property management services for Franklin Street’s portfolio of properties.  FSP Property Management LLC also provides asset management, property management and property accounting services to Sponsored REITs.  FSP Property Management LLC contributes revenue to Franklin Street from the property level fees that it receives from Sponsored REITs.  As of September 30, 2009, the amount of space being managed by FSP Property Management LLC for both Franklin Street and Sponsored REITs was approximately 10.1 million square feet in 44 different properties.  Franklin Street is a Maryland corporation that operates in a manner intended to qualify as a REIT for federal income tax purposes.  To learn more about Franklin Street please visit its website at www.franklinstreetproperties.com.

About Hines

Hines is a privately owned real estate firm involved in real estate investment, development and property management worldwide.  The firm’s historical and current portfolio of projects that are underway, completed, acquired and managed for third parties includes 1,111 properties representing more than 449 million square feet of office, residential, mixed-use, industrial, hotel, medical and sports facilities, as well as large, master-planned communities and developments.  With offices in more than 100 cities in 17 countries, and controlled assets valued at approximately $22.9 billion, Hines is one of the largest real estate organizations in the world.  Hines is also a world leader in sustainable real estate strategies, with extensive experience in LEED®, ENERGY STAR®, BREEAM in the United Kingdom, France’s Haute Qualité Environmentale and with the German Sustainable Building Council.  Visit www.hines.com for more information.

About  Kirksey

Specializing in sustainable architecture, interior design, master planning, and LEED® services, Houston-based Kirksey designs high-performance, healthy buildings for all of its clients.  Kirksey has more than 26 million square feet of LEED projects in its portfolio.  In addition to being the 1st Gold EB O&M in Dallas, Kirksey also achieved a number of LEED milestones throughout Texas, including the 1st LEED EB v1.0 in Texas, its own corporate headquarters, the 1st EB O&M Gold Certification in Texas (First City Tower), the 1st LEED Gold CS (Core and Shell) in Houston, the 1st LEED Silver NC Certified building in Houston, the 1st LEED Silver CI Certified Build-out in Houston.  For more information, visit www.kirksey.com.

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